SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                Featherlite, Inc.
             (Exact Name of Registrant as Specified in its Charter)

         Minnesota                                            41-1621676
  (State or Other Juris-                                   (I.R.S. Employer
  diction of Incorporation                               Identification Number)
    or Organization)

                        Highways 63 and 9, P. O. Box 320
                               Cresco, Iowa 52316
              (Address of Principal Executive Office and Zip Code)


                    Featherlite, Inc. 1994 Stock Option Plan
                            (Full Title of the Plan)


                                Conrad D. Clement
                      President and Chief Executive Officer
                                Featherlite, Inc.
                        Highways 63 and 9, P. O. Box 320
                               Cresco, Iowa 52316
                                 (319) 547-6000
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                                Timothy M. Heaney
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                          Minneapolis, Minnesota 55402


                         CALCULATION OF REGISTRATION FEE
======================== ====================== ====================== ====================== ======================

                                                                             Proposed
                                                  Proposed Maximum            Maximum
  Title of Securities        Amount to be          Offering Price            Aggregate              Amount of
   to be Registered          Registered(1)          Per Share(2)         Offering Price(2)      Registration Fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
  Options to Purchase
Common Stock under the
         Plan                 Indefinite               $ 0.00                 $ 0.00                 $0.00

 Common Stock issuable
   upon exercise of
 options granted under
       the Plan             550,000 shares            $5.65625              $3,110,938                $865
                                                                                                       ---

        TOTAL:                                                                                        $865
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

======================== ====================== ====================== ====================== ======================




(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on March 26, 1999.

         The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1994 Stock Option Plan. The contents of the Registrant's Registration Statement on Form S-8, Reg. No. 33-90860, are incorporated herein by reference.



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cresco and State of Iowa, on the 30th day of March, 1999.


                                      FEATHERLITE, INC.
                                      (the "Registrant")



                                      By   /s/ Conad D. Clement
                                          Conrad D. Clement,
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                               (Power of Attorney)

         Each of the undersigned constitutes and appoints Conrad D. Clement and Jeffery A. Mason his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Featherlite, Inc. relating to the Company's 1994 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming allthat said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature               Title                               Date


/s/ Conrad D. Clement     President, Chief Executive             March 30, 1999
Conrad D. Clement         Officer and Director (principal
                          executive officer)



/s/ Jeffery A. Mason      Chief Financial Officer and            March 30, 1999
Jeffery A. Mson           Director (principal financial
                          and accounting officer)

/s/ Tracy J. Clement      Executive Vice President               March 30, 1999
Tracy J. Clement          and Director


/s/ Donald R. Brattain    Director                               March 30, 1999
Donald R. Brattain

/s/ Kenneth D. Larson     Director                               March 30, 1999
Kenneth D. Larson

/s/ John H. Thomson       Director                               March 30, 1999
John H. Thomson

/s/ Thomas J. Winkel      Director                               March 30, 1999
Thomas J. Winkel

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                FEATHERLITE, INC.




                         Form S-8 Registration Statement



                                  EXHIBIT INDEX


Exhibit
Number   Exhibit Description

 5       Opinion and Consent of counsel re securities under the Plan
23.1     Consent of counsel (See Exhibit 5)
23.2     Consent of independent accountants
24       Power of attorney (See Signature Page)